EXHIBIT 99.4

February 12, 2007

Board of Directors
CVS Corporation
One CVS Drive
Woonsocket, RI 02895

Members of the Board:

     We understand that pursuant to the Agreement and Plan of Merger, dated November 1, 2006, as amended (the “Merger Agreement”), among CVS Corporation (the “Company” or “CVS”), Caremark Rx, Inc. (“Caremark”) and Twain MergerSub Corp., a wholly owned subsidiary of CVS, Twain MergerSub Corp. will be converted into a limited liability company and renamed “Caremark Rx, L.L.C.” (“MergerSub”). We further understand that, pursuant to the Merger Agreement, Caremark will merge with and into MergerSub with MergerSub continuing as the surviving company and a wholly-owned, direct subsidiary of CVS. Upon the effectiveness of the merger, each share of common stock of Caremark (“Caremark Common Stock”) then issued and outstanding (other than shares of Caremark Common Stock then owned by CVS, MergerSub or Caremark) will be converted into the right to receive 1.670 (the “Exchange Ratio”) shares of common stock of CVS (“Company Common Stock”). We understand that Caremark will pay a one-time, special cash dividend to holders of record of Caremark Common Stock in the amount of $6.00 per share of Caremark Common Stock, such dividend to be payable upon or after the effective time of the merger (the “Conditional Special Dividend”). The foregoing transaction is hereinafter referred to as the “Proposed Transaction.” In addition, we understand that following the effective time of the merger, CVS will effect an accelerated share repurchase transaction on customary terms pursuant to which CVS will increase its funded debt by approximately $5 billion and immediately retire 150 million shares of its outstanding common stock (the “Accelerated Share Buyback”).

     We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the Exchange Ratio to be paid in the Proposed Transaction, after giving effect to the Conditional Special Dividend. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction or the Accelerated Share Buyback.

     In arriving at our opinion, we reviewed and analyzed: (1) the Merger Agreement, the specific terms of the Proposed Transaction, the Waiver Agreement, dated January 16, 2007 between CVS and Caremark and the amendment to the Waiver Agreement dated as of February 12, 2007, pursuant to which Caremark will pay the Conditional Special Dividend and effect the Accelerated Share Buyback, (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, the Company’s Quarterly Report on Form 10-Q for the quarters ended April 1, 2006, July 1, 2006 and September 30, 2006, and the Company’s Form 8-K dated February 1, 2007, (3) publicly available information concerning Caremark that we believe to be relevant to our analysis, including Caremark’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Caremark’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2006, and September 30, 2006, (4) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including (i) financial projections for the Company prepared by the Company’s management for the year ended December 31, 2007 and (ii) estimates of the amounts and timing of the cost savings, operating synergies (the “Estimated Synergies”) and other strategic benefits expected by the management of the Company to result from a combination of the businesses of the Company and Caremark, including to reflect the payment of the Conditional Special Dividend and the Accelerated Share Buyback, (5) financial and operating information with respect to the business, operations and prospects of Caremark furnished to us by Caremark, including financial projections for Caremark prepared by Caremark’s management through December 31, 2007 (the “Caremark Projections”), (6) the trading histories of Company Common Stock and Caremark Common Stock from February 9, 2006 to February 9, 2007, and a comparison of those trading histories with each other and with those of other companies that we deemed relevant, (7) a comparison of the historical financial results and present financial condition of the Company and Caremark with each other and with those of other companies that we deemed relevant, (8) published estimates of independent equity research analysts with respect to the future financial performance of the Company and Caremark, adjusted to reflect the payment of the Conditional Special Dividend, (9) the relative contributions of the Company and Caremark to the historical and future financial performance of the combined company on a pro forma basis, reflecting the payment of the Conditional Special Dividend, (10) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant, and (11) the potential pro forma impact of the Proposed Transaction on the future financial condition and performance of the Company, including the Estimated Synergies and the Accelerated Share Buyback and the effect on the Company’s pro forma earnings per share. In addition, we have had discussions with the managements of the Company and Caremark concerning their respective businesses, operations, assets, liabilities, financial conditions and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

     In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of managements of the Company and Caremark that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company, upon advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. In addition, because we have not been provided with projections for the Company for the period following December 31, 2007, upon advice of the Company, we have assumed that the published estimates of independent equity research analysts with respect to the

Company’s performance following December 31, 2007 are a reasonable basis upon which to evaluate the future financial performance of CVS and that the CVS will perform substantially in accordance with such estimates. With respect to the Caremark Projections, upon advice of Caremark and the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Caremark as to the future financial performance of Caremark and that Caremark will perform substantially in accordance with such projections. In addition, because we have not been provided with projections of Caremark for the period following December 31, 2007, upon advice of Caremark and the Company, we have assumed that the published estimates of independent equity research analysts with respect to the Company’s performance following December 31, 2007 are a reasonable basis upon which to evaluate the future financial performance of Caremark and that the Caremark will perform substantially in accordance with such estimates. With respect to the Estimated Synergies, we have assumed that the amount and timing of Estimated Synergies are reasonable and, upon the advice of the Company, we also have assumed that the Estimated Synergies will be realized substantially in accordance with such estimates. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company or Caremark and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or Caremark. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

     In addition, we express no opinion as to the prices at which shares of (i) Company Common Stock or Caremark Common Stock will trade at any time following the announcement of the Proposed Transaction or (ii) Company Common Stock will trade at any time following the consummation of the Proposed Transaction.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio to be paid in the Proposed Transaction is fair to the Company, after giving effect to the payment of the Conditional Special Dividend.

     We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and the remainder of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for the Company in the past and have received customary fees for such services. We may continue to provide the Company and its affiliates with investment banking services and will receive customary fees for any such services provided. In addition, we are currently a lender under one of the Company’s existing revolving credit facilities and the Company has requested and we are providing a commitment for a portion of the funds necessary to finance the Accelerated Share Buyback and we will receive customary fees in connection therewith. In addition, we have also committed to be a lender to CVS in its new five-year credit facility, contingent upon successful completion of the Proposed Transaction. In the ordinary course of our business, we actively trade in the securities of the Company and Caremark for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,

/s/ Lehman Brothers

LEHMAN BROTHERS